EXHIBIT 99.2

ZIONS BANCORPORATION

AUCTION AGENT AGREEMENT

dated as of June 25, 2008

Relating to the

9.50% Series C Non-Cumulative Perpetual Preferred Stock

of

ZIONS BANCORPORATION

ZIONS DIRECT, INC.

as Auction Agent

This Auction Agent Agreement (this “Agreement”), dated as of June 25, 2008, is by and between Zions Bancorporation, a Utah corporation (the “Issuer”), and Zions Direct, Inc., a Utah corporation (the “Auction Agent”).

WHEREAS, on March 31, 2006, the Issuer filed an automatic shelf registration statement on Form S-3 (the “Shelf Registration Statement”) with the Securities and Exchange Commission (the “SEC”), which became effective automatically upon filing;

WHEREAS, on the date hereof, the Issuer filed a prospectus supplement with the SEC (the “Prospectus Supplement”) with respect to the issuance and sale of depositary shares (the “Depositary Shares”), each representing a  1/40th interest in a share of the Company’s 9.50% Series C Non-Cumulative Perpetual Preferred Stock (the “Preferred Stock”) and collectively representing shares of Preferred Stock (the “Preferred Shares” and, together with the Depositary Shares, the “Securities”), the initial offering price and allocation of which will be determined by an auction process described herein; and

WHEREAS, the Issuer desires that the Auction Agent perform certain duties as agent in connection with the Auction, upon the terms and conditions of this Agreement.

NOW, THEREFORE, in consideration of the premises and the mutual covenants contained herein, the Issuer and the Auction Agent each a “Party,” and together the “Parties”) agree as follows:

ARTICLE I

DEFINITIONS AND RULES OF CONSTRUCTION

1.1 Certain Defined Terms.

As used herein, the following terms shall have the following meanings, unless the context otherwise requires:

(a) “Auction” means, with respect to the Securities, the auction process whereby the Issuer offers the Securities to the public in accordance with this Agreement, as more particularly described in Article II, and in the Auction Document.

(b) “Auction Agent” is defined in the recitals.

(c) “Auction Date” means the date on which the Auction is to be held as specified in writing by the Issuer to the Auction Agent.

(d) “Auction Document” shall mean, with respect to the Auction, the Shelf Registration Statement, the Prospectus supplement and any applicable Preliminary Pricing Supplement (including any subsequently filed prospectus supplement or pricing supplement) or other document furnished by the Issuer or the Auction Agent.

(e) “Auction Window” is defined in Section 2.3(a).

(f) “Bid Limit” means the maximum dollar amount assigned to each Registered Bidder representing the maximum dollar amount that the applicable Registered Bidder will be allowed to spend in the Auction.

(g) “Bidding Account” means an account at the Website that gives access to the Auction, and is obtained by completing and submitting a Bidder Registration Form.

(h) “Bidder Qualification Standards” means the standards determined by the Issuer and communicated by the Issuer to the Auction Agent pursuant hereto, which the Auction Agent shall apply in making a determination as agent for and on behalf of the Issuer as to whether, and how much, to increase the Bid Limit of any Registered Bidder requesting the same, subject in all events to final approval by the Issuer should the Issuer, in its discretion, elect to exercise such final approval, and which Bidder Qualification Standards shall in all events be consistent with applicable provisions of the FINRA rule book.

(i) “Bidder Registration Form” means a Bidder Registration Form substantially in the form found on the Website as of the date hereof.

(j) “Buy Today” Purchase means the process which, if selected by the Issuer in its sole discretion by communicating such selection to the Auction Agent pursuant hereto, will allow a Qualified Bidder to purchase the Securities offered in the Auction at a set par amount and maturity without placing an In-The-Money bid.

(k) “Closing Date” means 10:00 a.m., E.T. on the day that is three business days after the close of the Auction, or at such other time and date thereafter as determined by the Issuer and the Auction Agent.

(l) “Constituent Documents” means the documents listed on Schedule A hereto.

(m) “Depositary Shares” is defined in the second recital.

(n) “DTC” is defined in Section 5.1.

(o) “DTC Letter” is defined in Section 5.1.

(p) “In-The-Money” means, with respect to a particular bid, the number of Depositary Shares of such bid that would be accepted if the Auction ended at a particular time.

(q) “Issuer” is defined in the preamble.

(r) “FINRA” means the Financial Industry Regulatory Authority.

(s) “Market-Clearing Price” means, with respect to the Auction, the initial offering price of the Securities as determined by the Auction Agent in accordance with, and shortly after the closing of, the Auction. The Market-Clearing Price shall be the highest price at which all of the Securities offered to the public (pursuant to the Auction Document) may be sold to potential investors, and shall be determined by moving down the list of accepted bids in descending order of price until the aggregate number of Securities bid for is at least as large as the number of Securities being offered.

(t) “Minimum Bid Price” means the price below which a bid price will not be accepted, whether or not all of the Securities offered in the Auction have been sold.

(u) “Organizational Documents” means, with respect to any Person, its (i) certificate of incorporation, formation or organization (or comparable document); (ii) by-laws; (iii) partnership agreement; (iv) certificate of formation, limited liability company agreement or operating agreement; or

(v) any other charter or similar document adopted or filed in connection with the creation, formation, or organization of such Person; and (vi) any amendment to any of the foregoing.

(v) “Party” and “Parties” are defined in the “Now Therefore” clause.

(w) “Person” means any individual, corporation (including any non-profit corporation), general or limited partnership, limited liability company, joint venture, estate, trust, association, organization, labor union, or other entity or governmental authority.

(x) “Preferred Stock” and “Preferred Shares” are defined in the second recital.

(y) “Preliminary Pricing Supplement” or “Pricing Supplement” means a pricing supplement filed in either a preliminary or final form, as the case may be, with the SEC and attached to the Prospectus Supplement containing a description of the Securities being offered in the Auction and the terms of the Auction, to the extent such description or terms are different from the description or terms contained in the Prospectus Supplement.

(z) “Prospectus Supplement” is defined in the second recital.

(aa) “Qualified Bidder” means a Registered Bidder that has qualified to bid and make “Buy Today” Purchases in the Auction by taking such action as may be required from time to time pursuant hereto by the Auction Agent as agent for and on behalf of the Issuer in order to manifest such Registered Bidder’s agreement to the rules, terms and conditions of the Auction and qualifications to invest in the Securities.

(bb) “Registered Bidder” means any prospective bidder who has properly completed a Bidder Registration Form and submitted such form to the Auction Agent through the Website prior to the close of the Auction.

(cc) “SEC” is defined in the first recital.

(dd) “Securities” is defined in the second recital.

(ee) “Shelf Registration Statement” is defined in the first recital.

(ff) “Submission Deadline” is defined in Section 2.3(b).

(gg) “Two-Minute Extension” is defined in Section 2.3(a).

(hh) “Website” means the Internet website located on the World Wide Web at www.auctions.zionsdirect.com.

(ii) “Winning Bidder” means a bidder that has been awarded Depositary Securities pursuant to the Auction or by making a “Buy Today” Purchase.

1.2 Rules of Construction.

Unless the context or use indicates another or different meaning or intent, the following rules apply to the construction of this Agreement:

(a) Words importing the singular number shall include the plural number and vice versa.

(b) Reference to any agreement, document or instrument means such agreement, document or instrument as amended or modified and in effect from time to time in accordance with the terms thereof.

(c) The captions and headings herein are solely for convenience of reference and shall not constitute a part of this Agreement nor shall they affect its meaning, construction or effect.

(d) The words “hereof,” “herein,” “hereto,” and other words of similar import refer to this Agreement as a whole.

(e) All references to “Articles” and “Sections” refer to the corresponding Articles and Sections of this Agreement, unless otherwise indicated.

(f) All references herein to a particular time of day shall be to the applicable Eastern Time.

ARTICLE II

THE AUCTION

2.1 Appointment. The Issuer hereby appoints the Auction Agent as the non-exclusive auction agent for the Issuer with respect to the Auction of the Depositary Shares, and the Auction Agent hereby accepts such appointment as the Auction Agent, in accordance with and pursuant to the terms and provisions of this Agreement. For the avoidance of doubt, the Auction Agent understands and agrees that, as between the Parties, the Issuer shall have the right but not the obligation, in its sole and absolute discretion, to (i) resolve any and all questions that may arise with respect to the Auction, including the suitability of a Registered Bidder or Qualified Bidder, and to waive any defect or irregularity in any documentation submitted by a prospective bidder, Registered Bidder or Qualified Bidder in connection with the Auction or registration therefor; (ii) waive any and all requirements that may otherwise be imposed on any Registered Bidder or Qualified Bidder hereunder in connection with the Auction; and (iii) ultimately determine the final allocation of Depositary Shares hereunder; provided, however, that notwithstanding anything herein to the contrary, there shall be no waiver of any information required by applicable law including without limitation the Bank Secrecy Act and the Patriot Act.

2.2 Preparation for the Auction.

(a) Bidder Registration. The Auction Agent shall oversee the registration of prospective bidders. Prospective bidders will be allowed to access and complete Bidder Registration Forms on the Website. The Auction Agent shall collect from each prospective bidder any and all relevant contact information, including an e-mail address, as may be required in connection with the registration of such prospective bidder.

(b) Bidder Registration Forms. The Auction Agent’s Investment Center shall, to the extent practicable, attempt to answer questions from prospective bidders with respect to the Bidder Registration Form. Once a prospective bidder has properly completed a Bidder Registration Form and submitted such form to the Auction Agent through the Website, such prospective bidder will become a Registered Bidder.

(c) Auction. Notwithstanding anything to the contrary contained in this Agreement, the Auction Agent shall have the right, in its sole discretion, to: (i) accept or reject, in whole or in part, any offer of the Issuer to sell Depositary Shares through the Auction hereunder; and (ii) accept or reject, in whole or in part, any proposed purchase of Depositary Shares pursuant to the Auction. The Issuer may instruct the Auction Agent at any time to suspend solicitation for bids and “Buy Today” Purchases at the Auction and to suspend purchases of Depositary Shares pursuant to the Auction. Upon receipt of such instructions, the Auction Agent shall thereupon suspend such solicitations and purchases until such time as the Issuer has advised the Auction Agent that solicitations and purchases may be resumed.

(d) Qualified Bidders. In order to participate in the Auction, a Registered Bidder must first become a Qualified Bidder. In order to become a Qualified Bidder, a Registered Bidder must log into the bidder’s Bidding Account and select the Auction from the calendar page, whereupon the Registered Bidder must (i) review and acknowledge all documents pertinent to the Auction, (ii) verify that their suitability profile includes objectives and an investment time horizon that are consistent with an investment in the Securities and (iii) authorize and direct the broker/dealer through which they will hold the Depositary Shares won in the Auction, which broker/dealer may or may not be the Auction Agent, to update their suitability profile, if necessary, to include the appropriate objectives and investment time horizon, by following the procedures outlined in the Auction Document. No Qualified Bidder shall be obligated to submit a bid in the Auction. The Auction Agent shall oversee the qualification of Registered Bidders in the Auction. Registered Bidders will be allowed to become Qualified Bidders on the Website as soon as practicable subsequent to the Issuer’s filing of the Auction Document with the SEC.

(e) Bid Limit Parameters.

(i) Individual Maximum Bid Limit. Registered Bidders registering for the first time on the Website shall automatically qualify to bid up to a Bid limit of $100,000. Registered Bidders that want to bid for more than this amount may contact the Auction Agent to request a greater Bid Limit. Upon any such request by a Registered Bidder, the Auction Agent shall determine, pursuant to the Bidder Qualification Standards, whether such Registered Bidder has evidenced sufficient financial ability of payment in connection with the offering of the Securities pursuant to the Auction to be assigned a greater Bid Limit. The Auction Agent may request delivery of, and review with respect to each such Registered Bidder, applicable financial and identifying documentation and other information necessary for such determination. No Qualified Bidder shall be allowed to place a bid in the Auction that exceeds the Qualified Bidder’s Bid Limit.

(ii) Minimum Bid Prices. The Issuer may establish a Minimum Bid Price for the Auction. The Auction Agent will not accept a bid price below the Minimum Bid Price. Such Minimum Bid Price will be specified in the Auction Document.

(f) Bidder Communications. The Auction Agent shall use commercially reasonable efforts to timely respond to questions from prospective bidders, Registered Bidders and/or Qualified Bidders with regard to registration, qualification and the Auction process and any other questions related to the Auction.

2.3 Auction Procedure.

(a) Auction Window. The Auction Agent shall conduct the Auction exclusively through the Website during the times and dates set for the Auction as disclosed on the Website and the Auction Document unless the Auction is extended in accordance with the following sentence (the “Auction Window”). Notwithstanding the foregoing, during the final two (2) minutes of the Auction, if there is a change in the Market-Clearing Price, or a change in the allocation of the Depositary Shares, the Auction will automatically be extended two (2) minutes from the time of such change (each occurrence, a “Two-Minute Extension”). In no event will such Two-Minute Extensions extend the Auction more than fifteen (15) minutes beyond the originally specified Auction Period.

(b) Electronic Submission Only; Submission Deadline. The Auction Agent shall accept bids and “Buy Today” Purchases from Qualified Bidders for the purchase of Depositary Shares only through the Website during the Auction Window. The Auction Agent shall only accept bids and “Buy Today” Purchases properly submitted on the Website in accordance the Auction Document. Nothing in this Agreement shall be construed as prohibiting Qualified Bidders from submitting their bids or “Buy Today” Purchases by telephoning their registered representative with the Auction Agent and having such representative enter such bids or “Buy Today” Purchases on the Website on behalf of such bidder. Once the Auction Window closes, the Auction Agent shall not accept any bids or “Buy Today” Purchases, subject to the Two Minute Extension provisions provided for in Section 2.3(a), or such other procedures as may be detailed in the Auction Document (the “Submission Deadline”).

(c) Concurrent Bids. Subject to Section 2.2 (e), the Auction Agent shall allow a Qualified Bidder to place up to five separate, concurrent bids, each independent of the other. Each bid may be made for different numbers of Depositary Shares and for different bid prices. Qualified Bidders may only bid on price, and not on the basis of yield. A Qualified Bidder who has one active bid will be able to bid up to such Qualified Bidder’s Bid Limit in that one bid. However, if a Qualified Bidder has more than one active bid, the aggregate amount of In-The-Money bids cannot exceed that Qualified Bidder’s Bid Limit. The Bid Limit shall be allocated first to the highest bid price multiplied by the number of Depositary Shares bid for at that bid price.

Any remaining Bid Limit shall then be allocated to the next highest bid price multiplied by the number of Depositary Shares bid for at that bid price. This process will continue until the Bid Limit assigned to that Qualified Bidder has been reached. The bids of a Qualified Bidder who has placed multiple bids shall be deemed to be In-the-Money only to the extent that (i) the bid price is at or above the Market-Clearing Price and (ii) the aggregate dollar amount of the multiple bids that are In-The-Money is less than or equal to that Qualified Bidder’s Bid Limit.

(d) Market-Clearing Price. As soon as practicable after the Submission Deadline, the Auction Agent shall assemble all bids for the Depositary Shares received through the Website prior to the Submission Deadline in descending order of bid price and shall determine the Market-Clearing Price and which bids equal or exceed the Market-Clearing Price. The Auction Agent shall accept bids that equal or exceed the Market-Clearing Price and shall allocate the Depositary Shares pursuant to Section 2.3(e).

(e) Allocation. The Auction Agent shall allocate the aggregate number of Depositary Shares available for sale through the Auction, as disclosed in the Auction Document, in accordance with the following procedures, or as otherwise set forth in the Auction Document. Qualified Bidders bidding above the Market-Clearing Price shall be allocated the entire quantity of Depositary Shares for which they bid; provided, however, that in no event will a Qualified Bidder be allowed to purchase more Depositary Shares than the lesser of (i) the number of Depositary Shares that that Qualified Bidder’s Bid Limit would purchase and (ii) the total number of Depositary Shares of that Qualified Bidder’s bid designated as In-The-Money by the Website. In the event that multiple Qualified Bidders bid at the Market-Clearing Price and the total quantity of Depositary Shares for which they have bid exceeds the number of available Depositary Shares not allocated to higher Qualified Bidders, the Auction Agent will allocate the remaining Depositary Shares to the bids with the earliest time stamp. Such remaining Depositary Shares will first be allocated to the bid with the earliest time stamp, then to the bid with the next earliest time stamp, and so on until all of the Depositary Shares being offered are allocated to Qualified Bidders. To preserve the Qualified Bidder’s earliest time stamp, a Qualified Bidder will be required to use an additional bid row to increase the number of Depositary Shares bid for without improving the price.

(f) Buy Today. If the Issuer in its sole discretion elects to allow “Buy Today” Purchases by communicating such election to the Auction Agent pursuant hereto, then during the Auction Window,

Qualified Bidders may purchase Depositary Shares offered in the Auction by making a “Buy Today” Purchase through the Website. A Qualified Bidder making a “Buy Today” Purchase will be deemed to have accepted from the Issuer an offer to sell the number of Depositary Shares specified by the Qualified Bidder at the set price with the related trade to occur at the same time as the Depositary Shares sold in the Auction. A Qualified Bidder shall not be allowed to make “Buy Today” Purchases that in the aggregate exceed the Qualified Bidder’s Bid Limit. Upon making a “Buy Today” Purchase, a Qualified Bidder’s Bid Limit will be automatically adjusted to reflect the amount such Qualified Bidder has allotted to the “Buy Today” Purchase thereby ensuring that the total amount a Qualified Bidder spends on the Auction is not in excess of such Qualified Bidder’s Bid Limit. The Maximum Offering will not be affected by Qualified Bidders exercising the “Buy Today” purchase option. Furthermore, a Qualified Bidder’s “Buy Today” Purchase will not be affected by any additional Depositary Shares won by such Qualified Bidder through the Auction.

(g) Institutional Up-Sizing. Notwithstanding anything to the contrary in this Agreement, the Issuer reserves the right to sell, through the Auction Agent and outside of the Auction, additional Depositary Shares with terms identical to the Depositary Shares being auctioned and of the same series, to any institutional or individual Qualified Bidder who satisfies all of the requirements specified in the Auction Document or as the Issuer otherwise determines appropriate.

2.4 Notice of Auction Results.

As soon as practicable after the end of the Auction Window, the Auction Agent shall:

(a) notify by e-mail (or if no e-mail address was provided, by telephone) each Qualified Bidder whose bid was accepted of the results of the Auction, which notice shall specify at a minimum (i) that the Auction has closed; (ii) that such Qualified Bidder’s bid has, or bids have, as applicable, been accepted; (iii) the number of Depositary Shares that have been allocated to such Qualified Bidder; and (iv) the Market-Clearing Price; and

(b) cause the results of the Auction to be posted on the Website as to winning bids and the allocation of Depositary Shares.

2.5 Settlement; Payment. The Auction Agent shall follow the settlement and payment procedures set forth in the Auction Document.

2.6 Access to and Maintenance of Auction Records.

(a) The Auction Agent shall afford the Issuer, its agents, independent public accountants and counsel access at reasonable times during normal business hours of the Auction Agent to review and make extracts or copies (at the Issuer’s sole cost and expense) of all books, records, documents and other information concerning the conduct and results of the Auction, provided, however that any such agent, accountant or counsel shall furnish the Auction Agent with a letter from the Issuer requesting that the Auction Agent afford such person access at least one (1) business day prior to the date of such access. The Auction Agent shall maintain records relating to the Auction for a period of at least six years after the Auction (unless requested in writing by the Issuer to maintain such records for such longer period not in excess of eight years, then for such longer period), and such records, in reasonable detail, shall accurately and fairly reflect the actions taken by or on behalf of the Auction Agent hereunder.

In connection with the settlement by the Auction Agent of any Securities auctioned pursuant hereto, the Auction Agent shall take such actions and maintain such records as are necessary to assure compliance with the requirements of the Office of Foreign Assets Control of the United States Treasury.

2.7 Reports to Winning Bidders.

The Auction Agent shall send, or cause to be sent, all information to each Winning Bidder as may be required in accordance with applicable laws and regulations.

2.8 Auction Procedures; Amendments to the Auction Procedures.

Notwithstanding anything to contrary contained in this Agreement, the description of the Auction procedures may be amended or modified by indicating such amendments or modifications in the Auction Document or by other verbal or written agreement between the Auction Agent and the Issuer. Any such amendments or modifications shall be deemed to supersede this Agreement, to the extent applicable.

ARTICLE III

REPRESENTATIONS AND WARRANTIES

3.1 Representations and Warranties of the Issuer.

The Issuer represents and warrants to the Auction Agent that:

(a) the Issuer is duly organized and is validly existing as a corporation under the laws of the State of Utah, and has full power to execute and deliver this Agreement;

(b) this Agreement has been duly and validly authorized, executed and delivered by the Issuer and constitutes the legal, valid and binding obligation of the Issuer, enforceable against the Issuer in accordance with its terms, subject to bankruptcy, insolvency, reorganization and other laws of general applicability relating to or affecting creditors’ rights and to general equitable principles;

(c) the execution and delivery of this Agreement do not and will not conflict with, violate, or result in a breach of the terms, conditions or provisions of, or constitute a default under, the Issuer’s Organizational Documents, any order or decree of any court or public authority having jurisdiction over the Issuer, or any mortgage, indenture, contract, agreement or undertaking to which the Issuer is a party or by which it is bound; and

(d) as of the date hereof, as of the Applicable Time (as defined below), at all times during the period that begins at the Applicable Time and ends at the Closing Date, and as of the Closing Date, as applicable, none of the Prospectus Supplement, any Preliminary Pricing Supplement or Pricing Supplement, or the Statutory Prospectus (as defined below), all considered together to the extent then in existence, included or will include any untrue statement of a material fact or omitted or will omit to state a material tact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that this representation and warranty shall not apply to any statements or omissions made in reliance upon and in conformity with the information concerning the Auction Agent furnished in writing to the Issuer expressly for use therein. As used in this subsection:

“Applicable Time” means 5:00 p.m., E.D.T., on the date that the Auction finally expires or such other time as agreed to by the Issuer and the Auction Agent.

“Statutory Prospectus” means the form of prospectus included in the Shelf Registration Statement, as amended and supplemented immediately prior to the Applicable Time, including any document incorporated by reference therein and any prospectus supplement deemed to be a part thereof.

3.2 Representations and Warranties of the Auction Agent.

The Auction Agent represents and warrants to the Issuer that:

(a) the Auction Agent is duly organized and is validly existing as a corporation in good standing under the laws of the State of Utah, and has the corporate power to enter into and perform its obligations under this Agreement;

(b) this Agreement has been duly and validly authorized, executed and delivered by the Auction Agent and constitutes the legal, valid and binding obligation of the Auction Agent, enforceable against the Auction Agent in accordance with its terms, subject to bankruptcy, insolvency, reorganization and other laws of general applicability relating to or affecting creditors’ rights and to general equitable principles;

(c) the Auction Agent is registered as a broker-dealer with the SEC, is a member in good standing of FINRA and is duly registered and qualified as a dealer in securities in such states and other jurisdictions as its business requires;

(d) the Auction Agent will not bid for or purchase the Depositary Shares, nor offer for sale or sell the Securities other than in its capacity as agent pursuant to this Agreement or as otherwise contemplated by the Distribution Agreement; and

(e) the execution and delivery of this Agreement do not and will not conflict with, violate, or result in a breach of the terms, conditions or provisions of, or constitute a default under, the Auction Agent’s Organizational Documents, any order or decree of any court or public authority having jurisdiction over the Auction Agent, or any mortgage, indenture, contract, agreement or undertaking to which the Auction Agent is a party or by which it is bound.

ARTICLE IV

THE AUCTION AGENT

4.1 Duties and Responsibilities.

(a) The Auction Agent will act solely as a nonfiduciary agent for the Issuer hereunder and owes no fiduciary duties to any Person.

(b) In its capacity as Auction Agent, the Auction Agent (i) is acting as an agent of the Issuer, (ii) is not acting as a statutory underwriter, (iii) is under no obligation to purchase any of the Depositary Shares and (iv) has made no representations to the Issuer that any specific minimum or fixed number of Depositary Shares will be sold.

(c) The Auction Agent shall apply the Bidder Qualification Standards communicated to it by the Issuer in determining as agent for and on behalf of the Issuer, whether, and how much, to increase the Bid Limit of any Registered Bidder requesting the same, subject in all events to final approval by the Issuer should the Issuer, in its discretion, elect to exercise such final approval.

(d) The Auction Agent shall have no obligation to buy the Securities, nor offer for sale or sell the Securities other than in its capacity as agent pursuant to this Agreement and in accordance with the terms set forth in the Auction Document or as otherwise contemplated by the Distribution Agreement.

(e) The Auction Agent undertakes to perform such duties and only such duties as are expressly set forth in this Agreement, and no implied covenants or obligations shall be read into this Agreement against the Auction Agent.

(f) In the absence of bad faith, willful misconduct or gross negligence on its part, the Auction Agent shall not be liable for any action taken, suffered or omitted by it or for any error of judgment made by it in the performance of its duties under this Agreement.

4.2 Rights of the Auction Agent.

(a) The Auction Agent may conclusively rely upon, and shall be fully protected in acting or refraining from acting upon, any communication authorized hereby and any proper written instruction, notice, request, direction, consent, report, certificate or other instrument, paper or document reasonably believed by it to be genuine. The Auction Agent shall not be liable for acting or refraining from acting upon any telephone communication authorized hereby which the Auction Agent reasonably believes in good faith, after reasonable inquiry, to have been given by the Issuer, a prospective bidder, a Registered Bidder or a Qualified Bidder. The Auction Agent may record communications with the Issuer, any prospective bidder, any Registered Bidder and/or any Qualified Bidder, subject to notification to the subject party of the possibility of such recording at the time of the subject telephone communication.

(b) The Auction Agent may consult with counsel of its choice, and the advice of such counsel shall be full and complete authorization and protection with respect to any action taken, suffered or omitted by it hereunder in good faith and in reasonable reliance thereon.

(c) The Auction Agent shall not be required to advance, expend or risk its own funds or otherwise incur or become exposed to financial liability in the performance of its duties hereunder. The Auction Agent shall be under no liability for interest on any money received by it hereunder except as otherwise agreed to in writing with the Issuer.

(d) The Auction Agent may perform its duties and exercise its rights hereunder either directly or by or through agents or attorneys, and shall not be responsible for the conduct on the part of any such agent or attorney appointed by it with due care.

(e) The Auction Agent shall not be liable for any error of judgment made in good faith unless the Auction Agent shall have been grossly negligent in ascertaining (or failing to ascertain) the pertinent facts necessary to make such judgment. In no event shall the Auction Agent be liable for special, punitive, indirect or consequential losses or damages of any kind whatsoever (including, but not limited to, losses of profits, website malfunctions, delays or interruptions or losses of data), even if the Auction Agent has been advised of the likelihood of such losses or damages and regardless of the form of action.

(f) The Auction Agent shall not be required to and shall make no representations and have no responsibilities as to the validity, accuracy, value or genuineness of, any signatures or endorsements other than its own and those of its authorized officers. The Auction Agent makes no representations as to and shall have no liability with respect to the correctness of the recitals in, or the validity, accuracy or adequacy of this Agreement, any offering material used in connection with the offer and sale of the Securities or any other agreement or instrument executed in connection with the transactions contemplated herein or related hereto. The Auction Agent shall have no obligation or liability with respect to the registration or exemption therefrom of the Securities under federal or state securities laws or with respect to the sufficiency or the conformity of any transfer of the Securities pursuant to the terms of this Agreement or any other document contemplated hereby or related hereto.

(g) Whenever in the administration of the provisions of this Agreement the Auction Agent shall deem it necessary or desirable that a matter be proved or established prior to taking or suffering any action to be taken hereunder, such matter (unless other evidence in respect thereof be herein specifically prescribed) may, in the absence of negligence, bad faith or willful misconduct on the part of the Auction Agent, be deemed to be conclusively proved and established by a certificate signed by the Issuer and delivered to the Auction Agent, and such certificate, in the absence of negligence, bad faith or willful misconduct on the part of the Auction Agent, shall be full warrant to the Auction Agent for any action taken or omitted by it under the provisions of this Agreement upon the faith thereof.

(h) The Auction Agent shall not be bound to make any investigation into the facts or matters stated in any resolution, certificate, statement, instrument, opinion, report, notice, request, consent, entitlement order, approval or other paper or document furnished by the Issuer, except to the extent that such failure to investigate would be deemed grossly negligent.

4.3 Compensation, Expenses and Indemnification.

(a) The Issuer shall pay the Auction Agent an amount equal to 2.25% of the gross proceeds received by the Issuer from the Depositary Shares sold in the Auction in consideration for all services to be rendered by the Auction Agent under this Agreement.

(b) The Issuer shall reimburse the Auction Agent upon its written request for all reasonable expenses, disbursements and advances incurred or made by the Auction Agent in accordance with any provision of this Agreement (including the reasonable compensation, expenses and disbursements of its agents and counsel), except any expense, disbursement or advance attributable to its bad faith, willful misconduct or gross negligence. The Auction Agent shall provide to the Issuer any and all supporting documentation requested by the Issuer hereunder in connection with the Issuer’s obligation under this Section 4.3(b).

(c) The Issuer shall indemnify the Auction Agent and its officers, directors, employees and agents for, and hold each of them harmless against, any loss, claim, liability or expense incurred in connection with or arising out of this Agreement, including the costs and expenses of defending itself against any claim of liability in connection with its exercise or performance of any of its duties hereunder, except such as may result from its bad faith, willful misconduct or gross negligence, including, but not limited to, any loss, claim, liability or expense incurred in connection with (i) any breach of any representation or warranty made by the Issuer under this Agreement, except, in the case of a breach of Section 3.1(d), to the extent that any such loss, claim, liability or expense arises out of or is based upon an untrue statement or alleged untrue statement made in reliance upon and in conformity with written information furnished to the Issuer by the Auction Agent expressly for use therein, and (ii) any claims asserted by any prospective bidder, Registered Bidder or Qualified Bidder with respect to the performance, timeliness, or continued availability of information related to the Auction, or the exercise of any discretion pursuant hereto by the Auction Agent.

4.4 Force Majeure.

The Auction Agent shall not be responsible for or liable for any failure or delay in the performance of its obligations under this Agreement arising out of or caused, directly or indirectly, by circumstances beyond its reasonable control, including, without limitation, acts of God; earthquakes;

fires; floods; wars; civil or military disturbances; sabotage; epidemics; riots; acts of terrorism; interruptions, loss or malfunctions of utilities, computer (hardware or software) or communications services; accidents; labor disputes (except those of its own employees); or acts of civil or military authority or governmental actions; it being understood that the Auction Agent shall use reasonable efforts that are consistent with accepted practices in the securities industry to resume performance as soon as practicable under the circumstances. The Auction Agent shall notify the Issuer as soon as practicable after (a) the occurrence of an event described in this Section 4.4 that such event has occurred and (b) the cessation of an event described in this Section 4.4, that such event has ceased to occur.

ARTICLE V

BROKERAGE PROCEDURES

5.1 Arrangements with DTC and Payments of Certificates.

Prior to the settlement of the Auction, if required by The Depository Trust Company (“DTC”), the Issuer will execute and deliver to DTC the DTC Letter of Representations (the “DTC Letter”) in the form set forth in Exhibit C and as may be modified from time to time by DTC. Each Settlement Certificate and the Issuer’s records maintained in respect of each Settlement Certificate evidencing Depositary Securities will reflect that the Depositary Securities are issued in the name of “CEDE & Co., as nominee of DTC, as custodian for its participants, each acting for itself and for others.” The Issuer shall make all payments with respect to the Depositary Securities evidenced by a Settlement Certificate in accordance with the DTC Letter.

5.2 Confirmation and Disclosure Statement.

The Auction Agent, through its clearing broker, will provide a confirmation of the transaction to each Winning Bidder at the close of the Auction applicable to that Winning Bidder. The confirmation will specify the amount deposited and the other terms of the Securities as described in the Auction Document, through its clearing broker. Prior to the commencement of the Auction, the Auction Agent and the Issuer will mutually agree upon an appropriate Auction Document to be used in the offering.

ARTICLE VI

MISCELLANEOUS

6.1 Term of Agreement.

(a) The term of this Agreement shall continue until the Closing Date unless earlier terminated by either party upon 15 calendar days notice; provided, however, that the effective date of any termination of this Agreement shall not occur at any time that would disrupt, delay or otherwise adversely affect the Auction. Upon the expiration or termination of its appointment, the Auction Agent shall promptly deliver and return to the Issuer all records and certificates that it shall have maintained in connection with this Agreement.

(b) Except as otherwise provided in this Section 6.1(b), the respective rights and duties of the Issuer and the Auction Agent under this Agreement shall cease upon the expiration or termination of this Agreement. The Issuer’s covenants and obligations to the Auction Agent under Section 4.3 shall survive the expiration or termination hereof. The Issuer’s representations and warranties to the Auction Agent under Section 3.1 shall survive until the Securities are redeemed.

Upon the expiration or termination of this Agreement, the Auction Agent shall, at the Issuer’s written request, deliver promptly to the Issuer copies of all books and records maintained by it in connection with its duties hereunder, and at the written request of the Issuer, transfer promptly to the Issuer or to any successor auction agent any funds deposited by the Issuer with the Auction Agent pursuant to this Agreement which have not been distributed previously by the Auction Agent in accordance with this Agreement.

6.2 Communications.

Except for communications authorized to be made by telephone pursuant to this Agreement or the Auction (other than those expressly required to be in writing), all notices, requests and other communications to any Party shall be in writing (including telecopy or similar writing) and shall be given to such Party at its address or telecopier number set forth below:

If to the Issuer, addressed to:	Zions Bancorporation
One South Main Street, Suite 1700
Salt Lake City, Utah 84111
Attn: W. David Hemingway
Facsimile: (801) 594-8169

If to the Auction Agent, addressed to:	Zions Direct, Inc.
One South Main Street, 17th Floor
Salt Lake City, Utah 84111
Attn: James R. Cooper
Facsimile: (801) 524-8693

or such other address or telecopier number as such Party hereafter may specify for such purpose by written notice to the other Party. Each such notice, request or communication shall be effective when delivered at the address specified herein.

6.3 Entire Agreement.

The Agreement constitutes the entire agreement between the Parties with respect to the subject matter hereof and supersede all prior agreements and understandings, both written and oral, between the Parties with respect to the subject matter hereof; and (b) is not intended to confer upon any other Person any rights or remedies hereunder. Each Party agrees that (i) no other Party (including its agents and representatives) has made any representation, warranty, covenant or agreement to or with such Party relating to the Auction other than those expressly set forth in this Agreement, and (ii) such Party has not relied upon any representation, warranty, covenant or agreement relating to the Auction, other than those referred to in clause (i) above.

6.4 Benefits.

Nothing herein, express or implied, shall give to any person or entity, other than the Issuer, the Auction Agent and their respective successors and assigns, any benefit of any legal or equitable right, remedy or claim hereunder.

6.5 Amendment; Waiver.

No supplement, modification or waiver of this Agreement shall be binding unless executed in writing by the Party to be bound thereby. The failure of a Party to exercise any right or remedy shall not be deemed or constitute a waiver of such right or remedy in the future. No waiver of any of the provisions of this Agreement shall be deemed or shall constitute a waiver of any other provision hereof (regardless of whether similar), nor shall any such waiver constitute a continuing waiver unless otherwise expressly provided.

6.6 Successors and Assigns.

This Agreement shall be binding upon, inure to the benefit of, and be enforceable by, the respective successors and permitted assigns of each of the Issuer and the Auction Agent. This Agreement may not be assigned by either Party absent the prior written consent of the other Party, which consent shall not be withheld unreasonably.

6.7 Severability.

If any provision of this Agreement is rendered or declared illegal or unenforceable by reason of any existing or subsequently enacted legislation or by decree of a court of last resort, the Issuer and the Auction Agent shall promptly meet and negotiate substitute provisions for those rendered or declared illegal or unenforceable, but all of the remaining provisions of this Agreement shall remain in full force and effect.

6.8 Execution in Counterparts.

This Agreement may be executed in any number of counterparts, each of which, when so executed, shall be deemed an original, all such counterparts shall together constitute but one and the same instrument. Delivery of an executed counterpart of a signature page of this Agreement by telecopy shall be effective as delivery of a manually-executed counterpart of this Agreement.

6.9 Governing Law.

This Agreement shall be governed by and construed and enforced in accordance with the laws of the State of Utah (excluding any conflicts-of-law rule or principle that might refer the same to the laws of another jurisdiction), except to the extent that the same are mandatorily subject to the laws of another jurisdiction pursuant to the laws of such other jurisdiction.

6.10 Jurisdiction.

The Parties agree that all actions and proceedings arising out of this Agreement or any of the transactions contemplated hereby between the Parties shall be brought in the County of Salt Lake, and, in connection with any such action or proceeding, submit to the jurisdiction of, and venue in, such county. Each of the Parties also irrevocably waives all right to trial by jury in any action, proceeding or counterclaim arising out of this Agreement or the transactions contemplated hereby between the Parties.

[Signature page follows]

IN WITNESS WHEREOF, the Parties have caused this Auction Agent Agreement to be duly executed and delivered by their proper and duly authorized officers as of the date first above written.

ZIONS BANCORPORATION, as the Issuer

By:	/s/ Doyle L. Arnold
Name:	Doyle L. Arnold
Title:	Vice Chairman and Chief Financial Officer

ZIONS DIRECT, INC., as the Auction Agent

By:	/s/ James R. Cooper
Name:	James R. Cooper
Title:	Chief Operating Officer